UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 18, 2018

UNIVERSAL FOREST PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E. Grand Rapids, Michigan		49525
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.       Other Events

On June 14, 2018, pursuant to the Note Purchase and Private Shelf Agreement among Universal Forest Products, Inc. (the “Company”) and PGIM, Inc. (“Prudential), The Prudential Insurance Company of America, The Prudential Life Insurance Company, LTD., The Gibraltar Life Insurance Co., LTD., Prudential Arizona Reinsurance Captive Company, Prudential Annuities Life Assurance Corporation, and each Prudential Affiliate (the "Agreement", and "Private Shelf Facility"), the Company issued its 4.20% Series C Senior Notes, due June 14, 2028, in the aggregate principal amount of $40,000,000 and its 4.27% Series D Senior Notes, due June 14, 2030, in the aggregate principal amount of $35,000,000. Proceeds will be used to pay down the Company's revolving credit facility. The Agreement was amended on March 29, 2018, to increase the size of the Private Shelf Facility from $150,000,000 to $300,000,000.  Remaining availability under the Private Shelf Facility is currently $150,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 18, 2018	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer